Dated: 01 November 2013

1

Dermal Diagnostics Limited

2

Robert Carson

Employment agreement

Table of contents

1

Definitions

1

2

Duration of employment

2

3

Period continuously employed

2

4

Former contracts

2

5

Job title [and description]

2

6

Promotion and protection of our interests

2

7

Place of work

3

8

Normal hours of work

3

9

Pay

4

10

Pension and contracting out certificate

4

11

Expenses

5

12

Holidays

5

13

Absence from work

6

14

Sick pay

6

15

Trade union membership and collective agreements

7

16

Right to require a medical examination

7

17

Medical records

8

18

Personal records

8

19

Right to search

8

20

Health and safety

9

21

Outside interests

9

22

Our documents

9

23

Our property

9

24

Confidential information

10

25

Public interest disclosure

10

26

Intellectual property

11

27

Grievance procedure

12

28

Disciplinary procedure

12

29

Termination

15

30

Payment in lieu of notice

15

31

Garden leave

16

32

Retirement

16

33

Deductions

16

34

Post termination restrictions

17

35

Additional provisions relating to clause 34

18

36

Misrepresentation

18

37

Changes to terms

18

38

Waiver

19

39

Invalidity or unenforceability

19

40

Provisions operating after the end of the agreement

19

41

Notices

19

42

Third party rights

19

43

Entire agreement

20

44

Interpretation

20

Schedule One – Job Description

22

This employment agreement is made on 1 November 2013

Between:

1

Dermal Diagnostics Limited (company number 6795555) whose registered office is at Charnwood Building, Holywell Park, Ashby Road, Loughborough, Leicestershire LE11 3AQ; and

2

Robert Carson of 18 Lon Cilan, Cilcain, Flintshire, CH7 5PL

It is agreed as follows:

1

Definitions

1.1

In this agreement the following definitions apply

“We”, “we”, “Our”, “our”, “us”, “ours”	Dermal Diagnostics Limited.
“You”, “you”, “Your”, “your”, “yours”	Robert Carson
“associated employer”	Any associated employer of ours as defined in the Employment Rights Act 1996.
“board”	Our board of directors and any person acting with the board’s authority but not including you.
“our premises”	Charnwood Building, Holywell Park, Ashby Road, Loughborough, Leicestershire LE11 3AQ.
“the East Midlands”	the counties of Derbyshire, Leicestershire, Rutland, Northamptonshire, Nottinghamshire and Lincolnshire.
“working day”	Monday to Friday inclusive but not any statutory holiday.
“person”	Any individual, group of people, firm, partnership, association (whether incorporated or not), private members’ club, company or other incorporated or unincorporated body.
“your employment”	Your employment under this agreement.
“recognised investment exchange”	As defined in section 285 of the Financial Services and Markets Act 2000.
“Restricted Period”

In the case of senior employees, 12 months beginning with the day after your employment is terminated; in the case of junior employees, 6 months beginning with the day after your employment is terminated.

“intellectual property”

Copyright, database rights, designs (registered and unregistered), patents, trademarks, moral rights and any other intellectual property rights of any nature whether registered or unregistered anywhere in the world.

 2

2

Duration of employment

2.1

Your employment started on 1 November 2013 and will continue for a period of 12 months unless and until it is ended under clause 29 or clause 30. We will review these terms at the end of the 12 month period.

3

Period continuously employed

3.1

For the purposes of the Employment Rights Act 1996 the relevant date for calculating your continuous period of employment is 1 November 2013.

4

Former contracts

4.1

This agreement replaces all other employment agreements between the parties.

4.2

You confirm that you will not breach any duty of any type owed to any person by signing this agreement.

5

Job title

5.1

We will employ you as a Medical Device Director.

5.2

For the purposes of clause 34, you are a senior employee.

5.3

Your current job description is set out in schedule 1.

5.4

We may change your job title upon reasonable written notice to you.

5.5

We may appoint others to work in a similar position or in place of you.

5.6

We may require you to take up any other position that we consider appropriate.

5.7

We may require you to take up a position with any associated employer.

5.8

We may transfer this agreement to any associated employer, in which case all references in this agreement to us will be treated as references to the relevant associated employer from the date of transfer.

5.9

We will give you one month’s notice of any changes to the current position.

6

Promotion and protection of our interests

6.1

During your employment you must:

6.1.1

follow our reasonable and lawful directions;

6.1.2

comply with all of our rules, regulations, policies, statements and procedures;

6.1.3

keep us promptly and fully informed of your conduct of our business and explain your actions to us whenever requested;

6.1.4

account to us for any inducement offered to you for any business transaction;

6.1.5

devote your whole time and attention to our business during your normal working hours unless prevented from doing so by sickness or injury;

6.1.6

do your best to promote our interests and our business;

6.1.7

do your job to the best of your ability.

6.2

During your employment you must not:

6.2.1

do anything which could damage our interests or our business;

6.2.2

prepare to join a competitor of ours or to set up in competition with us;

6.2.3

introduce any business which we could deal with to any person other than us;

6.2.4

receive for your own benefit (directly or indirectly) any inducement of any sort for any business transaction;

6.2.5

agree on our behalf:

6.2.5.1

to purchase or lease any land, building or premises; or

6.2.5.2

to give any debenture, mortgage or other security on any of our property;

6.2.6

agree on our behalf to any capital financing, purchases or sales;

6.2.7

agree on our behalf to employ any employee, worker or agent;

6.2.8

dismiss any employee, worker or agent;

6.2.9

agree on our behalf to purchase or sell goods or services unless this is specifically part of your role.

6.3

If you are in breach of any of the terms of this agreement you must tell us immediately and must indemnify us in relation to any liability we incur as a result of your breach.

6.4

If you become aware of any misconduct or other breach of contract committed by any of our other employees you must tell us immediately.

6.5

You must not use our telephones, faxes, IT equipment or stationery for anything other than our business. We own any communications sent, received and stored on such media. We are able to monitor and intercept telephone calls, letters, faxes and emails and to identify the sender and the recipient. You authorise us to do so.

7

Place of work

7.1

Your main place of work will be our premises, but you must also work at various places throughout the East Midlands as we require.

7.2

We may require that you work from a different location or place of work on a temporary or permanent basis.

7.3

We may require you to move house in order properly to do your job. [If so, we will pay such contribution to your moving expenses as we consider appropriate.]

7.4

We may require you to work overseas. We will not require you to work outside the United Kingdom for more than one month at a time. You will not be required to live outside the United Kingdom.

8

Normal hours of work

8.1

The standard working week for employees is 37.5 hours each week. You will control your working hours on a day-to-day basis, subject only that on each working day you must not begin work later than 10am nor finish work later than 4pm. You are on a part time contract and therefore work a shorter working week.

8.2

You are entitled to one hour’s break for lunch which is unpaid and does not count towards your weekly hour requirement.

8.3

You will also be required to work such extra hours as may be necessary for you to do your job.

8.4

You agree that the forty-eight hour average working week limit prescribed by the Working Time Regulations 1998 will not apply to you but you may withdraw your agreement by giving us two months’ notice in writing.

8.5

We do not have to provide you with work at any time or give you the opportunity to maintain or enhance your abilities or skills.

9

Pay

9.1

We will pay you a basic salary at the rate of £70,000 per annum plus 10% pension contribution. This salary will be pro rated for the actual days worked. You will be working for a minimum of 4 days per month. This will increase to £77,000 from 1st January 2014 plus 10% pension contribution.

9.2

We will not pay you extra for any overtime you work other than additional days calculated at the daily rate.

9.3

Your salary will accrue from working day to working day but will not accrue on any working day during which you are absent due to sickness or injury or for some unauthorised reason.

9.4

We will not pay you for any days of unauthorised absence.

9.5

We will pay your salary monthly in arrears during the last week of each calendar month or on such other day as we may notify to you.

9.6

Payment will be made by BACS.

10

Pension and contracting out certificate

10.1

You may join our stakeholder pension scheme subject to its deed and rules.

10.2

You must provide accurate information to the pension scheme providers as and when they request it and you must comply with all rules of the pension scheme.

10.3

Your entitlement to benefits under any pension scheme is subject to the scheme’s rules.

10.4

We may vary the rules of the scheme or withdraw the scheme at any time without liability to you. If it is withdrawn, the scheme will be replaced with an alternative pension scheme of our choice, which may or may not provide similar benefits to you. We will not be liable to you for any loss you suffer as a result of any change of scheme.

10.5

The trustees of the scheme are responsible for payment of any benefits under the scheme. We do not guarantee any such payment.

10.6

We have no obligation in respect of your relationship with the trustees or the scheme providers.

10.7

If your employment or this agreement ends for any reason, you will not be entitled to any compensation for any loss or reduction in value of any rights or expectations in relation to our pension scheme that arises as a result.

10.8

There is no State Second Pension contracting-out certificate in force in relation to your employment. Your employment is not contracted out employment.

10.9

We may [contract out of the State Second Pension][vary or surrender the contracting-out certificate] at any time.

11

Expenses

11.1

Subject to clause 11.4 below, we will reimburse you for all reasonable out of pocket expenses incurred in doing your job.

11.2

Payment will be made monthly in arrears.

11.3

You must produce such invoices, vouchers or other evidence as we may require.

11.4

You must not incur any expense greater than £100.00 without prior written authorisation from your designated manager.

12

Holidays

12.1

Our holiday year is from 01 January to 31 December each year.

12.2

In each complete holiday year you will be entitled to the pro rata days based on the following full time equivalent:

12.2.1

eight statutory holidays: New Year’s Day, Good Friday, Easter Monday, May Day, Spring Bank Holiday, Late Summer Bank Holiday, Christmas Day and Boxing Day; and

12.2.2

25 working days’ paid holiday.

12.2.3

As you are a part time employee, you will be entitled to a proportion of holidays based on your contracted hours.

12.3

If your employment starts or ends part way through a holiday year, you will be entitled to:

12.3.1

any statutory holiday falling during your employment; and

12.3.2

a proportion of the working days equivalent to the proportion of the relevant holiday year for which we actually employ you.

12.4

If you are required to work on any statutory holiday we may either allow you an extra day’s holiday or pay you for the day.

12.5

Your entitlement to statutory holidays will accrue as and when they occur. Your additional holiday entitlement will accrue pro rata from working day to working day but will not accrue on any working day during which you are absent due to sickness or injury or for an unauthorised reason.

12.6

During any continuous period of absence due to sickness or injury of one month or more you will only accrue the minimum holiday entitlement under the Working Time Regulations 1998 and not any contractual holiday.

12.7

When calculating your accrued holiday entitlement, we will always round up to the nearest half-day.

12.8

We may require you to take holiday at any time. We will notify you of our requirements at least one week in advance. Subject to clause 12.11, you may take holiday at any time provided that you give at least two weeks’ notice and we do not object.

12.9

You may carry any unused holiday entitlement forward to a subsequent holiday year subject to the Director’s discretion.

12.10

We will not pay you for any working day’s holiday accrued but not taken in a holiday year.

12.11

You may not take more than ten working days’ holiday together without the prior written agreement of your designated manager.

12.12

If either party gives notice to end your employment, we may require you to take some or all of your remaining holiday during your notice period but otherwise you will not be entitled to take any holiday during your notice period.

12.13

Subject to clause 12.14 at the end of your employment, we will pay you in accordance with the Working Time Regulations 1998 in lieu of any holiday entitlement not taken. You will be required to repay us any pay received for holiday taken in excess of your holiday entitlement.

12.14

If your employment is terminated pursuant to clause 29.2 or you resign without giving notice due under clause 29.1 you will be entitled to be paid in lieu of any untaken holiday entitlement you would have accrued based on your minimum holiday entitlement pursuant to the Working Time Regulations 1998 only and not pursuant to clause 12.2. For these purposes any holiday entitlement that you have taken in the holiday year in which your employment ends (including any paid holiday or any statutory holiday) will be deemed first to be holiday entitlement due to you under the Working Time Regulations 1998. The amount of the payment in lieu pursuant to clause 12.13 and this clause will be calculated on the basis that each days paid holiday is equal to 1/260th of your basic annual salary.

12.15

The provisions of regulation 15(1) to (4) of the Working Time Regulations 1998 (length of notice to be given or received to take holidays) do not apply to your employment or this agreement.

13

Absence from work

13.1

You must follow our absence notification procedure. This applies to all absences other than when you take properly authorised holiday.

13.2

Subject to clause 13.3 if you are absent from work for any reason without advance authorization, you must notify your designated manager by 11 am on the first day of absence, giving the reason for the absence and the expected length of absence. You must confirm the reason in writing as soon as possible.

13.3

If you are absent to undergo elective surgery you must explain to your manager no later than four weeks prior to the surgery when the surgery is due to take place, how long you are likely to be absent from work and whether the surgery is medically required. We may refuse to permit you time off to undergo the elective surgery if too disruptive to the needs of our business at the time you intend to be absent.

13.4

If you are absent from work for more than seven days due to sickness or injury, you must provide your designated manager with a doctor’s certificate on the eighth day of absence. You must then provide your designated manager with consecutive doctor’s certificates top cover your entire period of absence.

13.5

You must report personally to your designated manager by 10:30 am on the first day that you return to work.

13.6

If you are absent for more than 30 working days in any twelve months, we will treat your absence as a disciplinary matter. We may treat any absence as a disciplinary matter, depending on the circumstances.

13.7

During any period of absence of more than 10 working days, you will be required to return all company property issued to you. This includes all property issued to you purely for your own benefit. We will not compensate you for the withdrawal of any of our property.

14

Sick pay

14.1

We operate the statutory sick pay scheme under the Social Security Contributions and Benefits Act 1992. You must co-operate in the maintenance of all necessary records. We will offset any payment made to you during a period of sickness (other than for salary earned previously) against any liability for statutory sick pay.

14.2

We have absence notification procedures that you must follow. The following is simply an explanation of the statutory sick pay regime.

14.2.1

Statutory sick pay is payable in respect of absence from work due to sickness on qualifying days. Your qualifying days are the days on which you normally work.

14.2.2

No statutory sick pay is payable for the first three qualifying days of a period of sickness absence unless the first day of this sickness can be linked to a previous period of sickness. These first three days are known as “waiting days”.

14.2.3

Two periods of sickness can be linked if separated by fifty-six calendar days or fewer. If you have completed waiting days in the first period of sickness, these will count as waiting days for the second period.

14.2.4

Statutory sick pay is payable for all other qualifying days during the period of sickness absence up to a maximum payment equal to twenty-eight times the appropriate weekly rate. Where periods of sickness absence are linked together, your maximum entitlement is calculated cumulatively.

14.2.5

Statutory sick pay is payable in the same way and at the same time as normal pay and is subject to the usual deductions.

14.3

Entitlement to statutory sick pay depends upon your compliance with the following rules.

14.3.1

You must not be statutorily excluded.

14.3.2

You must notify us of absence from work due to sickness on the first qualifying day on which you are sick. You should notify us as soon as possible and must do so no later than the end of the first day.

14.3.3

If and only if you are unable for good reason to contact us personally or by getting someone to contact us on your behalf that day (e.g., by telephone), we will accept written notice of sickness provided that it is posted on the first qualifying day.

14.3.4

If your period of sickness lasts longer than seven days, you are required to provide a medical certificate at the start of each subsequent calendar week of continued sickness.

14.3.5

On return to work after any period of sickness absence, you are required to complete our self-certification form for sickness absence. This is available from your designated manager.

15

Trade union membership and collective agreements

15.1

You may become a member of, hold office in and/or support the activities of any independent trade union but you do not have to do so.

15.2

You do not have to tell us about your trade union membership, office or activities but if you do, you authorise us to retain a record and agree to notify us of any change in details.

15.3

Unless we are required to do so by law, we will not formally recognise a trade union.

15.4

There are no collective agreements affecting your employment.

16

Right to require a medical examination

16.1

You must submit to a medical examination by any registered medical practitioner we nominate and:

16.1.1

you consent to the examination;

16.1.2

you consent that a report may be published in relation to the examination and that we may have access to it;

16.1.3

you are entitled to have access to the report before it is supplied to us;

16.1.4

you may request alterations to any errors which you perceive in the report;

16.1.5

you consent that the report be released to us after you have had the opportunity to inspect it and to request alterations and even if the registered medical practitioner has withheld it from you.

16.2

You may withdraw your consent but if you do, we will have to make decisions based on the limited information available to us. That may not be in your best interests.

16.3

You must not unreasonably delay any examination or the provision of any report to us.

16.4

We will pay for the examination and the report.

17

Medical records

17.1

You understand and agree that we will keep all sickness, absence and medical records for all employment purposes including:

17.1.1

to assist in the performance of our health and safety obligations;

17.1.2

to assist us to assess whether any adaptation is needed to the workplace or working conditions;

17.1.3

for redundancy selection should that become necessary and should your history of absences be relevant to such a selection;

17.1.4

for assessment of your capability;

17.1.5

to monitor compliance with our absence notification procedure.

18

Personal records

18.1

You understand and agree that during the course of your employment we will compile a personnel file for you containing details concerning your employment and any relevant previous employment.

18.2

You authorise us to retain sensitive information in your personnel file for all purposes connected with your employment.

18.3

You authorise us to release your personnel file or any of the details contained in it to any person we consider appropriate whether or not that person is within the European Economic Area.

19

Right to search

19.1

If we suspect you of theft or industrial espionage, we may search your clothing and personal property whilst you are on our premises or any premises from which we operate (including suppliers’, clients’ and agents’ premises).

19.2

You may refuse to allow a search to be carried out but must understand in that case:

19.2.1

the police will be called; and

19.2.2

we may draw adverse inferences if you also refuse to wait for the police to arrive.

19.3

Any search may be conducted without prior notice.

19.4

Any search will be carried out in the presence of two witnesses. In the case of a personal search, the witnesses will be the same gender as you.

19.5

Personal property includes any vehicle owned by either party.

20

Health and safety

20.1

You should be familiar with our health and safety policy and all procedures concerning safety in emergencies including the use and operation of safety equipment and protective clothing. In particular, you must understand:

20.1.1

fire and other emergency procedures;

20.1.2

the position of all first-aid and fire appliances;

20.1.3

the fire escape routes;

20.1.4

the accident procedures;

20.1.5

the names and locations of qualified first-aiders.

20.2

A copy of our health and safety policy can be obtained from your designated manager upon request.

20.3

Details of any accident must be reported as soon as possible after the event.

20.4

Protective equipment, clothing and overalls must be worn where appropriate and your designated manager’s instructions must be followed at all times in that regard.

20.5

Disciplinary action may be taken against you if we consider you have put your own or any other person’s health or safety at risk.

21

Outside interests

21.1

Whilst we appreciate that you are also employed by a number of other companies, However, during your employment with us you must not directly or indirectly be employed, engaged, concerned or interested in any business or undertaking or any activity which we consider may be or become harmful to our interests, which might interfere with your job or which may be or become in competition with us

21.2

You must notify the CEO of other companies with which you have an engagement.

21.3

Nothing in clause 21.1 prevents you from holding or being beneficially interested in up to 5% of the shares in any company quoted on the London Stock Exchange or equivalent recognised investment exchange provided that you give us full details.

21.4

Nothing in clause 21.1 affects your rights in respect of trade union membership.

22

Our documents

22.1

All notes, memoranda, records, papers, documents, correspondence, writings, contact lists, address books, and all information recorded on magnetic tape or disc or otherwise recorded or stored for reproduction whether by manual, mechanical or electronic means including any copy which is in your possession or control and which relates to us will be and remain our property.

22.2

Our documents must not be used for any unauthorised purpose.

22.3

You must return all such items in your possession or under your control to us when requested.

23

Our property

23.1

You must not remove our property from our premises unless specifically authorised to do so.

23.2

You are responsible for the care of property issued to you and you must produce such property to us for inspection when requested.

23.3

You must not use our property for any unauthorised purpose.

23.4

Any property issued to you will remain ours and you must return such property to us when requested.

24

Confidential information

24.1

In the course of your employment you will have access to and be entrusted with information in respect of our business and our suppliers’, clients’ and agents’ businesses, which information is or may be secret or confidential and important to us and our suppliers, clients and agents respectively.

24.2

Such information includes (but is not limited to) that relating to inventions, ideas, dealings, transactions, plans, proposals, policies, statements, procedures, rules, regulations, operations, finances, prices, business, marketing, development, manpower plans, client lists or details (whether held electronically or otherwise), contact lists, address books, computer systems and software, designs for products or proposed products, designs for machinery for the manufacture of products or proposed products, manufacturing processes, terms of business (whether for sale or purchase) including discounts given and received and renewal dates of contracts, salaries and any employee’s terms and conditions of employment, formulae and know-how or other matters connected with the products or services purchased, manufactured, marketed or provided by us.

24.3

You must not at any time whether during or after the end of your employment directly or indirectly, whether alone or with or on behalf of any other person other than to do your job or as required or permitted by law:

24.3.1

divulge such information to any person;

24.3.2

use such information for your own purposes or for any purposes which are not our purposes;

24.3.3

permit any unauthorised disclosure of any such information.

24.4

You must do your best to prevent any other person disclosing such information.

24.5

Clause 24 does not relate to information that is (other than through your breach of clause 24) generally available to the public.

24.6

You might also gain access to confidential information relating to other employees, either from the other employees themselves or in the course of your job.

24.7

Unauthorised and inappropriate disclosure of confidential information is likely to amount to a disciplinary offence and may, in certain circumstances, be subject to criminal sanctions.

25

Public interest disclosure

25.1

If you are concerned that we or any of our employees, suppliers, clients or agents may be guilty of:

25.1.1

a criminal offence;

25.1.2

failure to comply with a legal obligation;

25.1.3

miscarriage of justice;

25.1.4

endangering health or safety;

25.1.5

damage to the environment; or

25.1.6

concealing any of the above,

you must report the matter immediately to your designated manager.

25.2

We encourage employees to report all such acts or failures and consequently it is a condition of your employment that you must do so immediately that you become aware of one. Failure to do so may result in disciplinary action being taken against you. In serious cases, your employment may be terminated without notice or payment in lieu.

25.3

We will investigate your concerns.

25.4

We will try to conclude an investigation, to inform you of the result and to commence any remedial action we consider appropriate within a period or periods that we will set when we start the investigation. If we are unable to comply with any time limit, we will inform you within that time limit and we will tell you how much longer we expect to need.

26

Intellectual property

26.1

Whilst we employ you, you might, either alone or with others, create or conceive in the field of glucose diagnostic products:

26.1.1

inventions, novel creations, ideas, discoveries, developments, writings, trade marks, service marks, designs, drawings, improvements and innovations; and/or

26.1.2

works in which copyright, design right and/or database right will subsist in various media.

26.2

You must maintain full records of your activities and present them to us when we ask you to do so. We will own such records.

26.3

You must tell us about such matters as soon as you are aware of them and you must not give any other person any details of them.

26.4

You agree that any intellectual property in such matters belongs to us. To the extent that it does not belong to us automatically, you must transfer it to us unconditionally. We will pay the expenses involved. This clause does not affect any right you may have to apply for a patent in your own name.

26.5

You will do everything necessary to assist in the transfer of any intellectual property to us including, but not limited to, signing any document we consider necessary.

26.6

You will do everything necessary to assist in any application for us to be registered as owner of such intellectual property. You appoint us as your agent to enable us to be registered.

26.7

You will not claim ownership of or assert any moral right in such intellectual property and you must not do anything that will jeopardise our rights or any application we may make for registration.

26.8

You must not use or make reference to any intellectual property other than for our purposes nor promote such intellectual property for your own benefit.

26.9

When any such matter is created or conceived we and not you must be identified as the owner of it and of the intellectual property in it. This includes, but is not limited to, our name appearing on any such matter.

26.10

You give us a warranty that no such matter infringes the rights of any other person. If any other person makes a claim against us, you will pay to us all costs and compensation including consequential losses such as loss of profits, business or goodwill we suffer as a result of such a claim including any money we may have to pay to that other person. We will give you authority and assist you to deal with any such claim provided that you pay our expenses for doing so.

26.11

If any such matter does infringe the rights of any other person, we will not admit liability.

26.12

If a third party obtains or in our opinion is likely to obtain an injunction preventing us from using such matters, you must do everything you can to ensure we can continue to use such matters without infringing the injunction, including obtaining any necessary licence.

26.13

Clause 26 applies to such matters created or conceived:

26.13.1

during or outside normal working hours;

26.13.2

before or within six months after the end of your employment;

26.13.3

in relation to our business and its current and future activities; and

26.13.4

where it involves the use of our equipment, supplies, facilities, confidential information or time.

26.14

Nothing in this clause is intended to affect or diminishes your rights under the Patents Act 1977.

27

Grievance procedure

27.1

If you have any grievance relating to your employment, you should raise it in writing with your designated manager.

27.2

We will appoint a manager to investigate the grievance and to meet with you to discuss it. Unless some further investigation is required after the meeting, the investigating manager will notify you within seven days of the meeting whether and, if so, what action will be taken in respect of your grievance.

27.3

You may appeal against the decision in writing to any director. Any appeal must be made within seven days after you receive notice of the original decision stating your grounds for appeal.

27.4

A director will then appoint a suitable appeal manager to investigate the grievance and to meet with you to discuss it. Unless some further investigation is required after the meeting, the appeal manager will notify you within seven days of the meeting whether and, if so, what action will be taken in respect of your grievance.

27.5

There will be no appeal against the appeal manager’s decision.

27.6

At each of the meetings, you may be accompanied by a fellow employee or by a representative of any trade union of which you are a member.

27.7

We may change the person appointed to deal with the grievance or appeal meeting if we consider it appropriate to do so.

28

Disciplinary procedure

28.1

If:

28.1.1

you commit any act of misconduct; or

28.1.2

you appear incapable of performing the duties or doing the work allocated to you; or

28.1.3

you commit an act of gross misconduct or gross negligence; or

28.1.4

your role becomes redundant or we contemplate terminating your employment for some other substantial reason,

we will appoint a manager to investigate the matter, to write to you setting out our concerns and to meet with you to discuss them before we decide on any action to be taken. Your own views as expressed at the meeting will be taken into account.

28.2

Unless some further investigation is required as a result of the meeting, the investigating manager will present his results to another manager appointed by us to decide what (if any) action is necessary based on the findings of the investigation (the disciplining manager).

28.3

If action is necessary, the disciplining manager will invite you to a meeting within seven working days to discuss with you the findings of the investigation and any action the disciplining manager may take following that meeting. The disciplining manager will notify you within seven days of the meeting whether and, if so, what action will be taken.

28.4

We will usually take the following formal disciplinary action against you if you are found guilty of misconduct.

28.4.1

For a first offence, we may give a verbal or written warning. If the warning is verbal, we will place a note on your personnel file. The warning will expire after six months.

28.4.2

For an offence committed before the first warning expires, we will give you a final warning in writing. This warning will state if you commit a further offence of misconduct before it expires, we may dismiss you. The warning will expire after twelve months.

28.4.3

We may dismiss you for an offence committed before the final warning expires. We will notify you in writing.

28.5

We will usually take the following formal disciplinary action against you if you are found to be incapable of doing the job.

28.5.1

On the first occasion, we may give you a verbal or written warning. If the warning is verbal, we will place a note on your personnel file. The warning will expire after six months.

28.5.2

If we consider it necessary to give another warning before the first warning expires, this will be given in writing. This warning will state if you do not improve sufficiently, we may dismiss you. The warning will expire after twelve months.

28.5.3

If you do not show a marked improvement before the final warning expires, we may dismiss you. If we decide to dismiss you, we will notify you in writing.

28.6

During the first year of your employment, we need not give warnings prior to dismissing you.

28.7

We may take into account expired disciplinary warnings previously issued to you when deciding on the appropriate disciplinary action.

28.8

Depending on the circumstances of the case, we may consider the matter sufficiently serious to warrant a more severe sanction than usual. In such a case, we will take such disciplinary action as we consider appropriate.

28.9

Gross misconduct or gross negligence may result in immediate dismissal without notice or pay in lieu. We will notify you in writing.

28.10

Rather than terminating your employment, we may take alternative disciplinary action against you such as demotion, change of job title or description, change of job, suspension (with or without pay) or reduction in pay.

28.11

You may appeal against any disciplinary decision in writing to any director. Any appeal must be made within seven days after you receive notice of the original decision stating your grounds for appeal.

28.12

If you appeal against the original decision, a director will appoint a suitable appeal manager to investigate the matter and meet you to discuss it. Your own views as expressed at the meeting will be taken into account.

28.13

Unless some further investigation is required as a result of the appeal meeting, the appeal manager will notify you within seven days of the meeting whether and, if so, what action will be taken as a result of your appeal.

28.14

There will be no appeal against the appeal manager’s decision.

28.15

We may suspend you on full pay during the period of any investigation. If you are suspended during an investigation, this agreement will continue, together with all rights and obligations under the agreement.

28.16

During any period of suspension you must stay away from our premises and any premises at which we operate including the premises of our suppliers, clients or agents.

28.17

At each of the meetings, you may be accompanied by a fellow employee or by a representative of any trade union of which you are a member.

28.18

We may change the person appointed to deal with disciplinary or appeal meeting if we consider it appropriate to do so.

28.19

You may see the disciplinary records contained in your personnel file at any time.

28.20

We may keep a record of warnings even after they have been removed from your file. These may be used for selection for redundancy, although we need not rely on such records for redundancy selection if we do not consider it appropriate to do so.

28.21

The following offences are examples of misconduct:

28.21.1

bad timekeeping;

28.21.2

unreasonable unexplained absence;

28.21.3

failure to do your job or to follow lawful instructions;

28.21.4

persistent or regular absenteeism;

28.21.5

minor damage to our property or property in our possession, custody or control;

28.21.6

minor breach of our rules or of this agreement;

28.21.7

failure to observe our procedures;

28.21.8

abusive behaviour;

28.21.9

failure to disclose to us matters as required in clause 25.

Offences of a similar nature will also be dealt with under this procedure.

28.22

The following are examples of incapability:

28.22.1

poor performance

28.22.2

persistent or long term absenteeism;

28.22.3

incompetence;

28.22.4

unsuitability;

28.22.5

lack of application.

28.23

Matters of a similar nature will also be dealt with under this procedure.

28.24

The following offences are examples of gross misconduct:

28.24.1

theft;

28.24.2

unauthorised possession of our documents or property;

28.24.3

unauthorised use of our facilities;

28.24.4

unauthorised acceptance of gifts;

28.24.5

serious damage to our property or property in our possession, custody or control;

28.24.6

harassment or any other form of discrimination;

28.24.7

falsification (whether by inclusion or omission of information) of reports, accounts, expense claims or self certification forms;

28.24.8

falsification of time sheets;

28.24.9

refusal to carry out duties or reasonable instructions;

28.24.10

intoxication by reason of drink or drugs;

28.24.11

operating machinery or driving after consumption of drink or drugs;

28.24.12

serious breach of our rules or of this agreement;

28.24.13

violent, dangerous or intimidatory conduct;

28.24.14

gross insubordination;

28.24.15

breach of health and safety regulations;

28.24.16

smoking in a non-smoking area;

28.24.17

disclosure of any private or confidential information relating to our officers, employees, suppliers, clients agents or us except as set out in this agreement.

Offences of a similar nature will be dealt with under this procedure.

29

Termination

29.1

Either party may end your employment by giving the other 3 month’s notice in writing.

29.2

Nothing in clause 29.1 will prevent us from terminating your employment without notice and without pay in lieu if you are guilty of gross misconduct.

30

Payment in lieu of notice

30.1

We may choose to end your employment by paying your basic salary only during the period of notice set out.

30.2

If either party gives notice under clause 29.1, we may choose at any time during the notice period to terminate your employment by paying your basic salary only during the remainder of the notice period.

30.3

We will not be deemed to have chosen to pay in lieu of notice unless we give you written notice to that effect, specifically referring to clause 30. Your employment will end as soon as notice is given under clause 30.3.

30.4

Our right to choose to make a payment in lieu of notice does not give you any right to receive one.

31

Garden leave

31.1

If either party serves notice to end your employment:

31.1.1

we may at any time during the period of notice and for any part of the notice period require you to:

31.1.1.1

stay away from our premises and any premises at which we operate and the premises of any of our suppliers, clients or agents;

31.1.1.2

cease to do your job;

31.1.1.3

perform such new or different duties as we may delegate to you;

31.1.1.4

remain available to perform any duties we request of you (other than when taking holiday); and

31.1.1.5

work from any place within the East Midlands as we may require;

31.1.2

you must not contact or attempt to contact any of our employees, suppliers, clients or agents except at our request and you must disclose to us any approach made to you by any employee supplier, client or agent of ours;

31.1.3

you must answer any queries we may have and assist us in the transfer of suppliers, clients and agents to our control; and

31.1.4

you must take all holiday you have or will have accrued but not already taken by the end of your employment with us ensuring that you follow our procedures in doing so.

31.2

During the notice period you will remain an employee of ours and will not be permitted to be employed by any other person, even if you are not paid by that person.

31.3

During the notice period we will continue to pay you all salary and to provide all benefits to which you are entitled during the notice period.

31.4

All other provisions of this agreement will continue in force for the period of this agreement. In particular, you will continue to be bound by clauses 6, 21, 24 and 25.

32

Retirement

32.1

If it does not end earlier, your employment will end when you reach the normal retirement age as defined in our pension scheme. You will not be entitled to any notice on termination by reason of retirement.

32.2

You may ask to work after your retirement date. We will consider any request but are not bound to agree to it.

33

Deductions

33.1

You agree that we may at any time deduct any sum you owe to us from any sum we owe to you, whether or not any such sum has fallen due for payment.

33.2

The phrase ‘any sum you owe to us’ includes any cost we may incur if we require you to work during your notice period but you fail to do so for or all part of it.

33.3

We may withhold any payment from you until you comply with clauses 22.3 and 23.4.

34

Post termination restrictions

34.1

Clients and agents During the Restricted Period you must not with a view to supplying drug delivery and diagnostic products, including (but not limited to) any products similar to those in respect of which we own a patent:

34.1.1

canvas, solicit or approach any person who (at any time during the 12 months before you are last required to do work under this agreement) is a client or agent of ours; or

34.1.2

deal or contract with any person who (at any time during the 12 months before you are last required to do work under this agreement) is a client or agent of ours.

34.2

Tenders During the Restricted Period you must not solicit, interfere with, tender for or try to entice away from us any contracts, projects, business or the renewal of any of them which is being negotiated at any time during the 12 months before you are last required to do work under this agreement and in which negotiation you are involved.

34.3

Competition During the Restricted Period you must not carry on or be engaged in the role of a Medical Device Director or have any interest in any business within the East Midlands that is similar to any business that we carry on.

34.4

Employees During the Restricted Period you must not:

34.4.1

solicit or attempt to entice from our employment any employee of ours over whom you exercise control or influence at any time during the 12 months before you are last required to do work under this agreement; or

34.4.2

employ or negotiate or arrange the employment or engagement of any employee of ours over whom you exercise control or influence at any time during the 12 months before you are last required to do work under this agreement.

34.5

Clause 34.1 only applies where we have a relationship to protect. If the client or agent in question habitually deals with a number of other suppliers of drug delivery and diagnostic products within the East Midlands, nothing in clause 34.1 will prevent you canvassing, soliciting, approaching, dealing or contracting with such a client or agent on behalf of such a supplier but you must bear in mind, if doing so, that you also have a duty of confidentiality to us as set out in clause 24.

34.6

Nothing in clause 34.3 prevents you from holding or being beneficially interested in up to 5% of the shares in any company quoted on the London Stock Exchange or equivalent recognised investment exchange provided that you give us full details.

34.7

The restrictions contained in clauses 34.1, 34.2 and 34.3 prohibit only activities that are in competition with us at the relevant time.

34.8

The restrictions contained in clauses 34.1, 34.2, 34.3 and 34.4 apply during your employment in respect of activities that are or will be in competition with us at the relevant time.

34.9

Each of the restrictions in clause 34 applies to stop you acting directly or indirectly, whether alone or with or on behalf of any other person.

34.10

Any period of garden leave you serve under clause 31 will reduce the period of each of the restrictions set out in clause 34 by an equivalent period.

34.11

If you breach any of the restrictions set out in clause 34 after the end of the employment, the Restricted Period will begin again from the date of the last such breach of that restriction. The period of the restriction will then be calculated from the date of the breach rather than from the end of the employment.

35

Additional provisions relating to clause 34

35.1

You undertake that you will immediately draw the restrictions contained in clause 34 to the attention of any person with whom you seek work, who approaches you with an offer of work or with whom you anticipate going into business.

35.2

You understand that you should receive legal advice as to the terms and effect of these restrictions before agreeing to be bound by them.

35.3

The parties agree that each of the restrictions contained in clause 34 is reasonable and necessary as between themselves and to protect our reasonable interests. If, however, any of them is found by a court to be unreasonable or unenforceable but would be reasonable and enforceable if certain words were deleted or added, then the restriction will apply with those words deleted or added as appropriate.

35.4

Each of the restrictions contained in clause 34 is to be treated as separate and can be severed from the others. If any one or more of the restrictions is found to be unenforceable this will not affect the enforceability of the other restrictions.

35.5

We may give you notice to change or to reduce the scope of the restrictions contained in clause 34 at any time.

35.6

We may transfer or assign our rights under clause 34 to any successor of ours. You may not transfer or assign any rights or obligations under clause 34 to any other.

36

Misrepresentation

36.1

You must not make any untrue statement in relation to us and, in particular, must not state or suggest to any person that you remain employed by or connected with us after the end of your employment.

36.2

You must not use any name that includes our name or any name similar to it for any purpose that is not our purpose either before or after the end of your employment.

37

Changes to terms

37.1

Within this agreement, we have given ourselves the right to make various, specific changes.

37.2

We may also give you notice that we want to make changes to any of the terms of this agreement.

37.2.1

No such change will be effective unless notified to you in writing.

37.2.2

You will be given at least one month’s notice of any proposed change.

37.2.3

Each change will be deemed accepted unless you notify us of any objection in writing before the end of the relevant notice period.

37.3

From time to time, we may give you authority to do certain things on our behalf that are normally forbidden by this agreement.

37.3.1

We will set out your authority in writing.

37.3.2

We will limit the period and scope of your authority as we consider appropriate.

37.3.3

Such authority will not amount to a change to the terms of this agreement other than for its own, limited purposes.

38

Waiver

38.1

No waiver by us of any right or remedy arising either from any breach by you of any term of this agreement or from any default by you under this agreement will prevent the subsequent enforcement of this agreement

38.2

If we waive any breach or default by you on any occasion, that will not be deemed a waiver of any subsequent breach or default and will not affect any other right that we have or may have against you under this agreement.

38.3

Failure or delay on our part to exercise any right or remedy that we have or may have under this agreement will not prevent us exercising such right or remedy or any other right or remedy.

38.4

No single or partial exercise of any right or remedy will stop us from exercising any such right or remedy or any other right or remedy.

39

Invalidity or unenforceability

39.1

The complete or partial invalidity or unenforceability of any provision of this agreement for any purpose will not affect the validity or enforceability of such provision for any other purpose and will not affect the remaining provisions of this agreement.

40

Provisions operating after the end of the agreement

40.1

Any provision of this agreement that is expressed to operate or have effect for our benefit after the end of your employment will do so however your employment ends.

41

Notices

41.1

Any notice to be given under this agreement must be in writing and signed by the party issuing the notice.

41.2

Any notice may be served personally by hand or by pre-paid first class post.

41.3

Notices may be served:

41.3.1

on you at the address set out above or, if you move house and notify us of your new address, to your new address; and

41.3.2

on us at our premises or at such other address in the UK as we may notify to you.

41.4

Any notice will be served:

41.4.1

if delivered personally, upon delivery;

41.4.2

if by pre-paid first class post, at 5.00 pm on the second working day after posting.

41.5

To prove personal service, it will be necessary to prove that the content of the notice was drawn to the attention of the recipient at the time of service.

41.6

To prove service by pre-paid first class post it will be necessary only to prove that the notice was placed in an envelope and that the envelope was properly stamped, addressed and posted.

42

Third party rights

42.1

Any associated employer may rely on clauses 6, 21.1, 22, 23, 24, 25.1, 26 and 34 against you and every reference to us in those clauses will be construed to include every such associated employer. For this purpose only, we sign this agreement on our own behalf and as agent for all associated employers.

42.2

Except as provided in clause 42.1, the effects of the Contracts (Rights of Third Parties) Act 1999 are excluded from this agreement.

42.3

No party to this agreement needs permission from any third party to change or end this agreement.

43

Entire agreement

43.1

This agreement constitutes the entire agreement between the parties in relation to your employment. Other than as set out in this agreement, the rules, regulations, policies, statements and procedures to which it refers have no contractual force.

43.2

If there is any difference between what is set out in this agreement and what is set out in any other document, the details in this agreement are the correct details.

43.3

You confirm that in signing this agreement, you are not relying on anything we may have told you or put in writing that is not contained in this agreement.

43.4

Clause 43.3 is not intended to exclude liability for fraudulent misrepresentation.

44

Interpretation

44.1

In this agreement, the headings and table of contents are inserted for convenience only and do not affect its interpretation or construction.

44.2

In this agreement, references to clauses and schedules are, unless otherwise stated, to clauses of and schedules to this agreement. References to this agreement include all clauses of and schedules to this agreement.

44.3

In this agreement, references to the singular include the plural and vice versa unless that does not make sense in the context of the reference.

44.4

In this agreement, references to the masculine, feminine or neuter include each of them unless that does not make sense in the context of the reference.

44.5

In this agreement, references to statutes or to statutory instruments include all re-enactments or modifications of them and any regulations made under them except to the extent that any such reference has the effect of extending, increasing or prolonging our liabilities set out in this agreement.

44.6

Words and expressions defined in the Companies Act 1985 will be given the same meaning in this agreement unless they are given a different meaning within this agreement or unless to do so does not make sense in the context in which the word or expression is used.

44.7

This agreement is subject to English law and the parties agree to submit to the English courts in dealing with any claim or matter arising.

Signed on behalf of Dermal Diagnostics Limited by …………………………. ïsign here Director
Signed by Robert Carson …………………………. ïsign here

Schedule One – Job Description

Essential Duties and Responsibilities: include the following. Other duties may be assigned.

1.

Collaborating with cross-functional teams to bring product ideas from feasibility to launch

2.

Developing timelines, milestones, and tracking budgets of new projects;

3.

Assist in building of a research team and creative, focused, and positive environment that can successfully take products from concept to completion;

4.

Coordinate in-house trials of new product concepts, submit samples for clinical/quality testing and analyse results;

5.

Generate reports and design records, present results to team;

6.

Perform required validations for product design file;

7.

Compose design files, master device records for product launch;

8.

Organise, manage and direct project team tasks and assures proper application of Design Control standards, tools and methodologies in project work;

9.

Identify and assemble project team(s) and provides leadership and mentoring to assure effective project completion;

10.

Deliver full project objectives on time and on budget;

11.

Responsible for maintaining current and complete project management data and documents.